UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 28, 2022

Date of Report (Date of the earliest event reported)

Bausch Health Companies Inc.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	001-14956	98-0448205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of Principal Executive Offices)(Zip Code)

(514) 744-6792

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BHC	New York Stock Exchange, Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

In connection with Bausch Health Companies Inc.’s (“BHC”, “we”, “us”, “our” or the “Company”) previously announced intention to separate its eye health business (the “Separation”), and to effect the contemplated initial public offering (“IPO”) of Bausch + Lomb Corporation (“Bausch + Lomb” or “B+L”), BHC and Bausch + Lomb previously entered into certain agreements for the purpose of accomplishing the Separation, which provide a framework for B+L’s relationship with BHC after the Separation (collectively, the “Separation Agreements”). The Separation Agreements, among other things, allocate among BHC and Bausch + Lomb the assets, employees, liabilities and obligations of BHC and its subsidiaries attributable to periods prior to, at and after the Separation. On April 28, 2022, we entered into the Arrangement Agreement as well as amendments to the Master Separation Agreement and Tax Matters Agreement with, among others, Bausch + Lomb, which are described in more detail below.

Although Bausch + Lomb commenced the roadshow for the IPO on April 28, 2022, the IPO is subject to numerous conditions, including market conditions and to receipt of regulatory, stock exchange and other approvals, and there can be no assurance as to whether or when the IPO may be successfully completed, or as to the actual size or terms of the IPO.

Arrangement Agreement

The Arrangement Agreement sets out the terms and conditions of the proposed transactions by which the Company currently expects to transfer all or a portion of its remaining direct or indirect equity interest in Bausch + Lomb to its shareholders following completion of the IPO and the expiration or waiver of the IPO lockup. It contemplates that this transfer will be effected pursuant to the public company “butterfly reorganization” rules in Section 55 of the Income Tax Act (Canada) by way of an arrangement under applicable corporate law (the “Arrangement”).

The Arrangement Agreement sets out certain representations, warranties and covenants of the parties and as well as certain conditions precedent which must be satisfied or waived in order for the Arrangement to be completed, together with certain rights of amendment and termination. Certain material terms of the proposed Arrangement Agreement are described in more detail below. These descriptions of the Arrangement Agreement and the Arrangement are summaries of certain expected terms of the Arrangement Agreement and Arrangement only. They may not contain all of the information about the Arrangement Agreement or the Arrangement, and the Arrangement Agreement and the plan of arrangement that will implement the Arrangement are each subject to amendment, modification and/or restatement in accordance with their respective terms and no reliance should be placed on them for any purpose. A copy of the executed Arrangement Agreement, which will append the current plan of arrangement that is expected to implement the Arrangement, will be filed on the Company’s profile on SEDAR at www.sedar.com.

The Arrangement Agreement provides for, among other things, the terms of the plan of arrangement, the conditions to the completion of the Arrangement, the rights of the parties to amend the plan of arrangement, actions to be taken prior to and after the effective date of the Arrangement, certain indemnities and the rights of the parties to terminate the arrangement agreement in certain circumstances. The parties to the Arrangement Agreement also make certain representations and warranties to each other and will agree to certain other terms and conditions.

Among other things, the Arrangement Agreement contains certain covenants to support the treatment of the Arrangement as a “butterfly reorganization” pursuant to Section 55 of the Tax Act, with no material Canadian federal income tax payable by the Company or its shareholders, and Bausch + Lomb and its shareholders. These tax covenants may restrict the Company and/or B+L from taking certain actions that they might otherwise choose to take following the effective date of the Arrangement. Generally, the Arrangement Agreement provides that the Company and Bausch + Lomb will each indemnify, defend and hold harmless the other and that other party’s subsidiaries and their respective officers, employees and agents from and against any and all losses relating to, arising out of or resulting from, directly or indirectly, their respective tax-related covenants in the Arrangement Agreement.

The Company will have no obligation to complete the Arrangement, and it will have the ability to unilaterally terminate the Arrangement Agreement in its sole discretion at any time before the Arrangement is implemented. The completion of the Arrangement is subject to a number of risk factors and conditions precedent, many of which will be outside the control of the Company and/or Bausch + Lomb. These risk factors and conditions precedent are expected to include, but are not limited to the following: receipt of any necessary regulatory or other approvals, existence of satisfactory market conditions, and in the case of a tax-free transaction (such as the intended Arrangement) an opinion of US tax counsel (and, if the Company so elects, a tax ruling requested from the Internal Revenue Service with respect to certain aspects of the Arrangement) regarding US tax treatment and the tax ruling requested from the Canada Revenue Agency confirming the tax-free treatment of the transaction to the Company and Bausch + Lomb, and their respective shareholders and receipt by the Company’s board of directors of one or more opinions from an independent appraisal firm confirming the solvency and financial viability of the Company prior to the Arrangement and of the Company and Bausch + Lomb and its successor after consummation of the Arrangement. Completion of the arrangement is also subject to receipt of approvals, including receipt of applicable shareholder approvals and receipt of and compliance with the interim and final orders from the British Columbia Supreme Court. At the hearing for the final order under any plan of arrangement, the British Columbia Supreme Court will consider whether to approve the Arrangement based on the applicable legal requirements and the evidence before the Court as to, among other things, whether the plan of arrangement is fair and reasonable. Other conditions precedent which are outside the control of the Company include, without limitation, approvals of the NYSE and the TSX. There can be no certainty, nor can the Company provide any assurance, that all conditions precedent to the Arrangement, whether under the Arrangement Agreement or otherwise, will be satisfied or waived, or, if satisfied or waived, when they will be satisfied or waived.

The Company’s shareholders are expected to have an opportunity to consider and approve the Arrangement at a special meeting of shareholders to be called in due course.

Amendments to Master Separation Agreement and Tax Matters Agreement

The Company and Bausch + Lomb entered into technical amendments to the Master Separation Agreement and Tax Matters Agreement on April 28, 2022 to allow the Company to elect, in its sole discretion and as a condition to completion of the Arrangement, to obtain a tax ruling from the Internal Revenue Service with respect to certain aspects of the Arrangement, in addition to a tax opinion regarding the US tax treatment of the transaction referred to above.

The foregoing summaries of the Arrangement Agreement and amendments to the Master Separation Agreement and Tax Matters Agreement are not complete and are qualified in their entirety by reference to the full and complete text of those agreements, copies of which are attached as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On April 28, 2022, in connection with launch of the roadshow for the IPO of Bausch + Lomb, Bausch + Lomb provided ranges of certain preliminary results, which are set forth below. Bausch + Lomb provided ranges of these preliminary results because its closing procedures for the fiscal quarter ended March 31, 2022 are not yet complete. Our and Bausch + Lomb’s actual results remain subject to the completion of our and their closing procedures, subsequent events, as well as the completion of the review of the financial statements by our and Bausch + Lomb’s independent accountants. Accordingly, you should not place undue reliance on the preliminary results set out below, which may differ from actual results reported by us or Bausch + Lomb. During the course of the preparation of our and Bausch + Lomb’s unaudited financial statements and the notes thereto, additional items that require adjustments to the preliminary results presented below may be identified. Further, the presentation of Bausch + Lomb’s revenues, gross profit, operating results and depreciation and amortization of intangible assets as they will appear in the standalone financial statements of Bausch + Lomb will include certain corporate and shared costs that are allocated to Bausch + Lomb, including expenses related to BHC support functions that are provided on a centralized basis, including expenses for executive oversight, treasury, accounting, legal, human resources, shared services, compliance, procurement, information technology and other corporate functions, and will therefore differ from segment revenues and segment profits of the Bausch + Lomb segment as presented in the financial statements of BHC which do not include such allocations.

The preliminary and actual results provided below do not represent a comprehensive statement of Bausch + Lomb’s financial results or the financial results of the Bausch + Lomb segment within our business, and should not be viewed as a substitute for unaudited financial statements prepared in accordance with GAAP. In addition, the preliminary estimates for the three months ended March 31, 2022 are not necessarily indicative of the results to be achieved in any future period. The unaudited actual results for the three months ended March 31, 2021 have been derived from the books and records of Bausch + Lomb.

Bausch + Lomb’s revenues for the three months ended March 31, 2022 as compared to the three months ended March 31, 2021 were positively impacted by higher volumes across all of its segments, partially offset by headwinds created by: (i) foreign exchange rates (primarily in Europe) and (ii) China’s reinstitution of social and other restrictions in response to increases in COVID-19 cases. During the three months ended March 31, 2022, Bausch + Lomb experienced higher R&D expenses due to project timing and increases in cost of goods sold as a result of inflationary pressures. The following table reflects certain preliminary results for the three months ended March 31, 2022 and actual results for the three months ended March 31, 2021:

	For the three months ended March 31,
	2022		2021
	Low	High	(actual)
	(estimated)		(unaudited)
(in millions)
Revenues(1)	$880	$890	$881
Gross profit(2)	470	475	471
Operating income(3)	50	55	86
Depreciation and amortization of intangible assets	90	95	106

(1)	Revenues were adversely impacted by foreign exchange headwinds in the amount of $29 million for the three months ended March 31, 2022 compared to the prior year period.
(2)

Gross profit represents Revenues less Costs of goods sold (excluding amortization of intangible assets) less Cost of other revenues less Amortization of intangible assets as presented in the Combined Statements of Operations.

(3)

Operating income was burdened by $23 million and $17 million during the three month periods ended March 31, 2022 and 2021, respectively, by expenses primarily related to stock-based compensation (which for the three months ended March 31, 2022 was approximately $16 million), separation-related expenses and restructuring items. Additionally, foreign exchange and noncontrolling interest negatively impacted results by $2 million and $10 million during the three month periods ended March 31, 2022 and 2021, respectively. Operating income for the three months ended March 31, 2022 included approximately $65 million of amortization and approximately $30 million of depreciation.

Bausch + Lomb has not provided ranges for net income as it does not, as of the date hereof, have all of the data required to provide estimates for interest income, foreign exchange and other and income taxes that are necessary to calculate net income.

The information furnished pursuant to this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Item 8.01.	Other Events.

For administrative reasons, the Company’s 2022 annual general meeting of shareholders (the “AGM”) (which was originally scheduled for June 14, 2022) will now be held on June 21, 2022. The deadline for shareholder proposals for inclusion in the proxy materials for the AGM in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 was the close of business on April 11, 2022.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1†#	Arrangement Agreement by and between Bausch Health Companies Inc. and Bausch + Lomb Corporation, dated as of April 28, 2022

99.2	Amendment to Master Separation Agreement by and between Bausch Health Companies Inc. and Bausch + Lomb Corporation, dated as of April 28, 2022

99.3	Amendment to Tax Matters Agreement by and between Bausch Health Companies Inc. and Bausch + Lomb Corporation, dated as of April 28, 2022

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

†

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the Securities and Exchange Commission.

#	Portions of this exhibit have been omitted because they are both (i) not material and (ii) would likely cause competitive harm to Bausch + Lomb corporation if publicly disclosed.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Sam Eldessouky
Name:	Sam Eldessouky
Title:	Executive Vice President, Chief Financial Officer

Date: April 28, 2022